UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2023

ROCKY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 East Canal Street, Nelsonville, Ohio 45764
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:          (740) 753-1951

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of class	Trading symbol	Name of exchange on which registered
Common Stock – No Par Value	RCKY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures in Item 2.03 below relating to the execution of the ABL Amendment (as defined below) are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on March 15, 2021, Rocky Brands, Inc. and its material subsidiaries (the “Company”) entered into an ABL Loan and Security Agreement (as amended from time to time, “ABL Loan Agreement”) with Bank of America, N.A. as Agent, Sole Lead Arranger and Sole Bookrunner (the “Bank”) and the other lenders from time to time party thereto. All capitalized terms not otherwise defined herein are defined in the ABL Loan Agreement.

On May 19, 2023, the Company, the Bank and certain other lenders party thereto entered into a Fourth Amendment to the ABL Loan Agreement (“ABL Amendment”) to provide certain EBITDA adjustments with respect to its financial covenant.

The foregoing description of the ABL Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the ABL Amendment, which is filed as Exhibit 10.1, attached hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1*	Fourth Amendment to ABL Loan and Security Agreement, dated May 19, 2023, between the Company, Bank of America, N.A. and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules or exhibits upon request of the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2023

Rocky Brands, Inc.

/s/ Sarah E. O’Connor
Sarah E. O’Connor
Senior Vice President, Chief Financial Officer and Treasurer